UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2014

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FROZEN FOOD GIFT GROUP, INC.
(Exact name of registrant as specified in its charter)

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Delaware	333-165406	27-1668227
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8844 Hillcrest Road, Kansas City, MO 64138
816-767-8783

With Copies to:
Gary L. Blum
Law Offices of Gary L. Blum
3278 Wilshire Boulevard, Suite 603
Los Angeles, CA 90010
(213) 381-7450

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
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The Company Corporation
2711 Centerville Road, Suite 400, Wilmington, DE 19808
800-818-6082
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreements.

On May 6, 2014, Frozen Food Gift Group, Inc. issued a convertible promissory note in the amount of $250,000 to Tangiers Investment Group, LLC.  The Company is to pay the principal amount plus 8% interest on May 6, 2015, to the extent that such principal amount and interest has not been repaid or converted to the Company’s Common Stock.

On May 8, 2014, Frozen Food Gift Group, Inc. issued a convertible promissory note in the amount of $115,500 to LG Capital Funding, LLC.  The Company is to pay the principal amount plus 8% interest on May 8, 2015, to the extent that such principal amount and interest has not been repaid or converted to the Company’s Common Stock.

Item 3.03 Material Modification to Rights of Security Holders

See Item 5.03 below.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

The Certificate of Incorporation of the Corporation authorizes the issuance of up to 500,000,000 shares of preferred stock and further authorizes the Board of Directors of the Corporation (the “Board”) to fix and determine the designation, preferences, conversion rights, or other rights, including voting rights, qualifications, limitations, or restrictions of the preferred stock.

On April 30, 2014, the Corporation filed a Certificate of Designation with the Delaware Secretary of State to designate the rights and preferences of 19,738,646 shares of Series C Convertible Preferred Stock.

The Series C Convertible Preferred Stock is convertible into common stock on a 500 to one basis for no additional consideration beginning 540 days after its issuance date. The Series C Convertible Preferred Stock has customary anti-dilution protection with respect to conversion rights.  The Series C Convertible Preferred Stock does not have voting rights.  Upon the occurrence of a Liquidation Event (as defined in the Certificate of Designation), the holders of Series C Convertible Preferred Stock are entitled to receive $0.005 for each share of Series C Convertible Preferred Stock held.  This restricted class of stock has been reserved for issuance only to the management, employees, and legacy investors of APT.

On May 8, 2014, the Corporation filed a Certificate of Designation with the Delaware Secretary of State to designate the rights and preferences of 22,155,729 shares of Series E Convertible Preferred Stock.

The Series E Convertible Preferred Stock is convertible into common stock on a 500 to one basis for no additional consideration beginning 360 days after its issuance date, and votes with common stock on all matters on a 500 votes per one share basis of Series E Convertible Preferred Stock held. The Series E Preferred Stock has customary anti-dilution protection with respect to conversion and voting rights. Upon the occurrence of a Liquidation Event (as defined in the Certificate of Designation), the holders of Series E Convertible Preferred Stock are entitled to receive $0.01 for each share of Series E Convertible Preferred Stock held.  This restricted class of stock has been reserved for issuance only to the management, employees, and legacy investors of APT.

The foregoing description of the two Certificates of Designation is not intended to be complete and is qualified in its entirety by the complete text of the Certificate of Incorporation incorporated by reference and attached herein as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Certificate of Designation of Series C Convertible Preferred Stock filed with the Delaware Secretary of State on April 30, 2014.

4.2	Certificate of Designation of Series E Convertible Preferred Stock filed with the Delaware Secretary of State on May 8, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FROZEN FOOD GIFT GROUP, INC.

Date: May 9, 2014	By:	/s/ TROY A. COVEY
Troy A. Covey
President, Director, and Principal Executive Officer